REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of
TrusteesGiant 5 Funds

In planning and performing our audit of
the financial statements of Giant 5
Funds, comprising Giant 5 Total
Investment System and Giant 5 Total
Index System (the Funds ), as of and
for the year ended March 31, 2013, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered the Funds internal control
over financial reporting, including
controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls.
A fund s internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles
(GAAP).  A fund s internal
control over financial reporting
includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
fund (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with GAAP, and that
receipts and expenditures of the
fund are being made only in
accordance with authorizations of
management and trustees of the
fund and (3) provide reasonable
assurance regarding prevention
or timely detection of unauthorized
acquisition, use or disposition of a
fund s assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States).  However,
we noted no deficiencies in the
Funds internal control over
financial reporting and its
operation, including controls over
safeguarding securities, that we
consider to be a material weakness
as defined above as of March 31, 2013.

This report is intended solely for the
information and use of management
and the Board of Trustees of the Funds
and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.




COHEN FUND AUDIT SERVICES, LTD.
Cleveland, Ohio
May 29, 2013